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EXHIBIT 10.77

                        SEPARATION AND RELEASE AGREEMENT

         This SEPARATION AND RELEASE AGREEMENT (the "Agreement"), executed this 8th day of August, 2000, is entered into by and between Fidelity Holdings, Inc. (together with its subsidiaries and affiliates being collectively referred to herein as the "Company") and Doron Cohen (the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Executive shall cease to be an employee of the Company as of the Separation Date (as hereinafter defined);

         WHEREAS, the Executive and the Company desire to settle fully and finally any and all employment-related matters between them as of the Separation Date, including, but not limited to, any issues that may arise out of the Executive's employment with the Company and the termination thereof.

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:

         Section 1. Termination of Employment; Benefits.

                (1) Termination of Employment. The Executive's employment with the Company shall terminate as of the close of business on June 30, 2000 (the "Separation Date").

                (2) Benefits. In consideration for the Executive's agreement to be bound by the terms of this Agreement and subject to Section 13(a) hereof, the Executive shall be entitled to receive from the Company the payments and benefits set forth in subparagraphs (i) through (iv) of this Section 1(b).

                    (1) The Company agrees to pay the Executive:

                                    (1) $250,000 on the eighth day after the
         date hereof (the "Commencement Date");

                                    (2) $250,000 in 12 monthly installments,
         consisting of 11 monthly payments of $20,833.33 and a final monthly payment of $20,833.37, such monthly payments to commence on July 1, 2001 and the final monthly payment to be made on June 1, 2002;

                                    (3) $50,000 in 12 monthly installments,
         consisting of 11 monthly payments of $4,166.66 and a final monthly payment of $4,166.74, such monthly payments to commence on July 1, 2002 and the final monthly payment to be made on June 1, 2003;

                                    (4) $50,000 in 12 monthly installments,
         consisting of 11 monthly payments of


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         $4,166.66 and a final monthly payment of $4,166.74, such monthly payments to commence on July 1, 2003 and the final monthly payment to be made on June 1, 2004;

                                    (5) $50,000 in 12 monthly installments,
         consisting of 11 monthly payments of $4,166.66 and a final monthly payment of $4,166.74, such monthly payments to commence on July 1, 2004 and the final monthly payment to be made on June 1, 2005; and

                                    (6) $500 per month for 24 months commencing
         on July 1, 2000 and ending on June 1, 2002.

         All payments pursuant to this Section 1(b)(i) shall be made by check of the Company mailed to the Executive at the address set forth in Section 12 hereof on the dates specified above; provided, however, that if any such date is not a Business Day, then payment shall be made on the next succeeding Business Day; provided, further, that interest shall accrue at an annual rate of three percent (3%) on any payment obligation pursuant to this Section 1(b)(i) which remains unpaid by the Company more than 10 days following the due date for such payment obligation; provided, further, that to the extent any such payment obligation remains unpaid by the Company for five Business Days after written notice is given by the Executive to the Company not less than 20 days following the due date for such payment obligation, all payment obligations pursuant to this Section 1(b)(i) that are then unpaid shall become immediately due and payable on the day following such fifth Business Day.

                (2) The Executive's outstanding indebtedness to the Company in the amount of $1,048,067 shall be forgiven and deemed satisfied as follows: one-third (1/3) on the third anniversary of the Separation Date, one-third (1/3) on the fourth anniversary of the Separation Date and one-third (1/3) on the fifth anniversary of the Separation Date; provided, however, that in the event of a Change in Control of the Company, any remaining amount of such outstanding indebtedness to the Company, to the extent not previously forgiven, shall be forgiven and deemed satisfied as of the date of such Change in Control.

                (3) For a period of two years beginning on the Commencement Date, the Company will continue, at no expense to the Executive and at the levels generally applicable to other executive officers of the Company as may be changed by the Company from time to time, coverage of the Executive and the Executive's spouse and dependents in the Company's health insurance plan.

                (4) For a period of two years beginning on the Commencement Date, the Executive shall be entitled to retain possession and use of the automobile provided to the Executive by the Company immediately prior to the Separation Date or a substantially similar automobile. During such two year period, all expenses related to the possession and use of such automobile by the Executive shall be borne by the Executive with the exception of expenses related to repairs (excluding normal wear and tear) and insurance, which shall be borne by the Company during such period. Immediately following the end of such two year period, the Executive shall return such automobile to the Company.

         Section 2. Mutual Release.

                (1) Release by the Executive.


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                    (1) The Executive knowingly and voluntarily releases and
forever discharges the Company and the Company's parents, subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, partners, employees and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of the Company (collectively, "Releasees") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against them the Executive or his executors, administrators, successors or assigns ever had, now have, or may hereafter claim to have against any of the Releasees by reason of any matter, cause or thing whatsoever arising on or before the Separation Date and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "Release"). The Release includes, without limitation, any rights or claims relating in any way to the Executive's employment relationship with the Company or any of the Releasees, or the termination thereof, or arising under any statute or regulation, including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Family Medical Leave Act of 1993, each as amended, or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, whether written or oral, formal or informal, between any of the Releasees and the Executive.

                    (2) Nothing herein shall be deemed to release any of the Executive's rights under this Agreement.

                    (3) The Executive represents that the Company has advised him to consult with an attorney of his choosing prior to signing this Agreement. The Executive further represents that he understands and agrees that he has the right and has in fact reviewed this Agreement and, specifically, the Release, with an attorney of the Executive's choice. The Executive further represents that he understands and agrees that the Company is under no obligation to offer him this Agreement, and that the Executive is under no obligation to consent to the Release, and that he has entered into this Agreement freely and voluntarily.

                    (4) The Executive shall have 21 days to consider this Agreement and once he has signed this Agreement, the Executive shall have seven additional days from the date of execution to revoke his consent to the Release set forth above. Any such revocation shall be made by delivering written notification to the Chairman of the Board of Directors of the Company and the Chairman of the Audit Committee of the Board of Directors of the Company. In the event that the Executive revokes his Release, all the terms of the other sections and subsections of this Agreement, other than Section 1(a) hereof, shall be null and void and shall not become effective. If no such revocation occurs, the Release and this Agreement shall become effective as of the eighth day after the date the Executive signs this Agreement.

                (2) Release by the Company. Except as provided below, as a material inducement to enter into this Agreement, the Company, on its behalf and that of its affiliates and their officers and directors, agents, employees, successors and assigns (solely in their capacity as officers or directors of the Company) hereby knowingly and voluntarily releases and forever discharges the Executive and his agents, employees, successors, heirs, beneficiaries or assigns (the "Executive Released Parties") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever that it had, now has, or may hereafter claim to have against the Executive Released Parties arising out of or relating in any way to the


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Executive's employment relationship with the Company, whether or not previously asserted before any state or federal court or before any state, federal or regulatory agency or governmental entity; provided, however, that neither the Executive nor any of the Executive Released Parties shall be released or discharged from any such claim, charge, complaint, promise, agreement, controversy, lien, demand, cause of action, obligation, damage or liability which arises in whole or in part out of or relates in any way to the willful misconduct or gross negligence of the Executive or any of the Executive Released Parties.

         Section 3. Mutual Non-Disparagement. The Executive agrees that he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Company, the Company's subsidiaries or affiliates, or directors, officers or employees of the businesses of the Company or any of the Company's subsidiaries or affiliates. The Company agrees that it will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Executive.

         Section 4. Confidentiality; Intellectual Property; Disclosure.

                (1) Following the Separation Date, the Executive shall keep secret and retain in strictest confidence, any and all Confidential Information (as hereinafter defined) relating to the Company. For purposes of this Agreement, "Confidential Information" shall mean any confidential or proprietary information including, without limitation, plans, specifications, models, samples, data, customer lists and customer information, computer programs and documentation, and other technical and/or business information, in whatever form, tangible or intangible, printed, electronic or magnetic, that can be communicated by whatever means available at such time, that relates to the Company's business during the period the Executive served as an executive officer of the Company, products, services and/or developments, or information received from others that the Company is obligated to treat as confidential or proprietary, and the Executive shall not disclose such Confidential Information to any person other than the Company, except as may be required by law or court or administrative order (in which event the Executive shall so notify the Company as promptly as practicable). The Executive shall promptly return to the Company reproductions and summaries of Confidential Information in his possession or control and erase the same from all media in his possession or control, and, if the Company so requests, shall certify in writing that he has done so. All Confidential Information is and shall remain the property of the Company, or in the case of information that the Company receives from a third party which it is obligated to treat as confidential, the property of such third party.

                (2) All Intellectual Property (as hereinafter defined) created, developed, co-developed, obtained or conceived of by the Executive during the period the Executive served as an executive officer of the Company shall be owned by and belong exclusively to the Company, provided that they reasonably relate to any of the business of the Company on the date of such creation, development, obtaining or conception, and the Executive shall (i) promptly disclose any such Intellectual Property to the Company, and (ii) promptly execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such Intellectual Property (the "Intellectual Property Documents"). If the Company is unable because of the Executive's mental or physical incapacity or for any other reason to secure the Executive's signature for any Intellectual Property Document, then the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any Intellectual Property Document and to do all other lawfully permitted acts to evidence or perfect the Company's ownership and rights of and to any Intellectual Property or business opportunity with the same legal force and effect as if executed by the Executive. For purposes of this Agreement, the term "Intellectual Property" means any and all of the


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following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor, including docketed patent disclosures awaiting filing, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), inventions disclosures and improvements, all trade secrets, confidential business information (including ideas, research and development, know-how, compositions, designs, specifications, pricing and cost information and business and market plans and proposals), proprietary information, manufacturing, engineering and technical drawings and specifications, processes, designs and technology; (iii) all works of authorship, "moral rights," copyrights (including derivative works thereof), mask works, copyright and mask work registrations and applications therefor; (iv) all trade names, trade dress, logos, product names, collective marks, collective membership marks, trademarks certification marks and service marks, trademark and service mark registrations and applications together with the goodwill of the business symbolized by the names and the marks; (v) all data and related documents, object code, databases, passwords, encryption technology, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (vi) any similar, corresponding or equivalent rights to any of the foregoing; (vii) all documentation related to any of the foregoing; and (viii) all goodwill associated with any of the foregoing.

         Section 5. Non-Competition; Non-Solicitation.

                (1) During the period commencing on the Separation Date and expiring two years following the Separation Date (the "Automotive Noncompetition Period"), the Executive shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, consultant, partner, or director with, any business conducted anywhere in any State within the eastern half of the United States of America which is or which becomes during the Automotive Noncompetition Period directly or indirectly competitive with the Automotive Division of the Company (as such division is described in the Company's Form 10K-SB for the Company's fiscal year ended December 31, 1999), as the same is conducted as of the Separation Date (each such business, a "Competitive Automotive Operation"). During the Automotive Noncompetition Period, ownership by the Executive of not more than 5% of the equity securities of any Competitive Automotive Operation shall not constitute a violation of this Section 5(a).

                (2) During the period commencing on the Separation Date and expiring three and one-half years following the Separation Date (the "Technology Noncompetition Period"), the Executive shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, consultant, partner, or director with, any business conducted anywhere in North America which is or which becomes during the Technology Noncompetition Period directly or indirectly competitive with the Technology Division of the Company (as such division is described in the Company's Form 10K-SB for the Company's fiscal year ended December 31, 1999), as the same is conducted as of the Separation Date (each such business, a "Competitive Technology Operation"). During the Technology Noncompetition Period, ownership by the Executive of not more than 5% of the equity securities of any Competitive Technology Operation shall not constitute a violation of this Section 5(b).

                (3) During the period commencing on the Separation Date and expiring three and one-half years following the Separation Date (the "Nonsolicitation Period"), the Executive shall not, directly or indirectly, solicit, interfere with, hire or offer to hire any person who is or was an employee of the Company during the 12-month period prior to the Separation Date, or induce such person to discontinue his or her relationship with the Company or to accept employment by, or enter into a business


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relationship with, the Executive or any other entity or person; provided, however, that the Executive may offer employment to Solisha Fischetti during the Nonsolicitation Period if her employment with the Company is terminated for any reason during the Nonsolicitation Period. During the Nonsolicitation Period, the Executive shall not, directly or indirectly, (i) solicit, interfere with, induce or entice away any person or entity that is or was a client, customer or agent of the Company during the 24-month period prior to the Separation Date, with respect to any product or service which is directly or indirectly competitive with the Automotive Division or the Technology Division, as the same are conducted as of the Separation Date, or (ii) in any manner persuade or attempt to persuade any such person or entity (A) to discontinue a business relationship with the Company or (B) to enter into a business relationship with the Executive or any other entity or person which would be adverse to the interests of the Automotive Division or the Technology Division.

         In the event any restriction against engaging in a competitive activity contained in this Section 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         Section 6. Knowledge of Claims. The Executive represents and warrants that, to the knowledge of the Executive, there is no reasonable basis for any third party to assert any claim against the Company or any of the Company's parents, subsidiaries or affiliates, or any of the past or present officers or directors of any of the forgoing (including the Executive) acting in their capacities as such, under federal, state or local law, including a breach of any applicable duty under common law. Except as set forth on Exhibit A hereto, the Executive further represents and warrants that, to the knowledge of the Executive, there are no claims, actions, suits, investigations or proceedings threatened against the Company or any of the Company's parents, subsidiaries or affiliates, or any of the past or present officers or directors of any of the forgoing (including the Executive) acting in their capacities as such, under any federal, state or local law, including a breach of any applicable duty under common law. The Executive further represents and warrants that there is no reasonable basis for the Company to assert any claim against the Executive for violation of any federal, state, or local law, or breach of any applicable duty under common law.

         Section 7. Cooperation. Subject to the provisions of Section 10 hereof, the Executive agrees that he will fully cooperate in any litigation in which the Company or any of the Company's parents, subsidiaries and affiliates may become involved. Such cooperation shall include the Executive making himself available, upon the request of the Company, for depositions, court appearances and interviews by Company's counsel. To the maximum extent permitted by law, the Executive agrees that he will notify the Chairman of the Board of Directors of the Company and the Chairman of the Audit Committee of the Board of Directors of the Company if he is contacted by any government agency or any other person contemplating or maintaining any claim or legal action against the Company or any of the Company's parents, subsidiaries and affiliates, or by any agent or attorney of such person.

         Section 8. Proceedings. The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body relating to his employment or the separation or


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termination of his employment, other than with respect to the obligations of the
Company to the Executive under this Agreement, (each individually, a "Proceeding"), and agrees not to voluntarily participate or join in any Proceeding.

         Section 9. Standstill.

                (1) The Executive covenants to and agrees with the Company that from and after the date hereof until the fifth anniversary of the Separation Date (the "Standstill Period"), without the Company's prior written consent, the Executive will not, directly or indirectly:

                    (1) Make any public announcement with respect to, or submit to the Company or any of its respective directors, officers, representatives, trustees, employees, attorneys, advisors, agents or Affiliates, any proposal for, the acquisition of any Voting Securities or with respect to any merger, consolidation, business combination or purchase of any substantial portion of the assets of the Company, whether or not any parties other than the Executive is involved, and whether or not such proposal might require the making of a public announcement by the Company;

                    (2) Seek or propose to influence, advise, change or control the management, board of directors, governing instruments or policies or affairs of the Company, or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act, to vote any Voting Securities or become a "participant" in any "election contest" (as such terms are defined and used in Regulation 14A and Schedule 14A under the Exchange Act) with respect to Voting Securities;

                    (3) Deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement (other than this Agreement) with respect to the voting of such Voting Securities or any other agreement having similar effect;

                    (4) Form or join a partnership, limited partnership, syndicate or other group (as defined in Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities; or

                    (5) Other than a non-public request to waive the provisions of clause (i) of this Section 9(a), make a request to amend or waive any provision of this Section 9(a).

                (2) The Executive represents and covenants to the Company that, as of the date of this Agreement, the Executive Beneficially Owns 2,992,054 shares of common stock, par value $.01 per share, of the Company ("Company Common Stock"). At any meeting of the stockholders of the Company during the Standstill Period at which any matter is submitted to a vote of such stockholders, or with respect to any matter as to which written consents are sought, in lieu of a meeting of shareholders, the Executive shall take all necessary steps to cause all shares of Company Common Stock as to which the Executive Beneficially Owns to be voted in accordance with the recommendation of the majority of the Board of Directors of the Company provided that such majority includes a majority of the non-employee directors of the Company.

         Section 10. Indemnification. From and after the Separation Date, the Company shall indemnify, defend and hold harmless the Executive against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in


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connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions of the Executive occurring prior to the Separation Date, which is based upon or relates to the Executive's capacity as a director or officer of the Company, to the fullest extent the Executive is permitted to be indemnified under the Company's Articles of Incorporation and Bylaws as in effect on the date of this Agreement. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Separation Date), the Executive may retain counsel reasonable satisfactory to the Executive and the Company; provided, however, that (1) the Company shall have the right to assume the defense thereof and upon such assumption the Company shall not be liable to the Executive for any legal expenses of other counsel or any other expenses subsequently incurred by the Executive in connection with the defense thereof, except that if the Company elects not to assume such defense, or counsel for the Executive reasonably advises the Executive that there are issues which raise conflicts of interest between the Company and the Executive, the Executive may retain counsel reasonably satisfactory to the Executive and the Company, and the Company shall pay the reasonable fees and expenses of such counsel for the Executive and (2) the Company shall not be liable for any settlement effected without its prior written consent; provided, further, that nothing in this Section 10 shall prevent the Executive from retaining separate counsel with the prior written consent of the Company which consent shall not be unreasonably withheld. If the Executive wishes to claim indemnification under this Section 10, upon learning of any such claim, action, suit, proceeding or investigation, the Executive shall promptly notify the Company thereof, provided that the failure to notify shall not affect the obligation of the Company under this Section 10 except to the extent such failure to notify materially prejudices the Company. The Company's obligations under this Section 10 shall continue in full force and effect for a period of six years after the Separation Date; provided that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation made, asserted or commenced with such six year period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.

         Section 11. Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                (1) "Affiliate" or "Affiliates" shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person (as used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise)).

                (2) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                (3) "Beneficial Ownership" or "Beneficially Own" shall mean any securities of which a Person or any such Person's Affiliates is considered to be a Beneficial Owner or of which such Person or any of such Person's Affiliates or associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, it being understood and agreed that Bruce Bendell shall be deemed to Beneficially Own securities held in trust for the benefit of Bruce Bendell or any member of his immediate family.


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                (4) "Business Day" shall mean any day, other than a Saturday,
Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                (5) "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (i) Bruce Bendell ceases to Beneficially Own of at least 15% of the combined voting power of the Company's then outstanding securities; or

                    (ii) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause
(iii)(A) below; or

                    (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities.

                Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions (x) immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions or (y) in which Bruce Bendell or any Person controlled by Bruce Bendell Beneficially Owns 50% or more of the combined voting power of the Company's then outstanding securities.

                (6) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                (7) "Person" shall mean an individual, corporation, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange
Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                (8) "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors or any securities which are convertible into, or exchangeable or exercisable for, any such shares.


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         Section 12. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid as follows:

                           If to the Company:

                           Fidelity Holdings, Inc.
                           80-02 Kew Gardens Road, 4th Floor
                           Kew Gardens, New York  11415
                           Attention: Chairman of the Board of Directors and Chairman of the Audit Committee of the Board of Directors

                           If to the Executive:

                           47 Parker Boulevard
                           Monsey, New York  10952

                           With a copy to:

                           Robert L. Rimberg, Esq.
                           Rimberg & Associates, P.C.
                           600 Third Avenue
                           New York, New York  10016

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         Section 13. Miscellaneous.

                (1) Enforcement; Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles. The Company shall have the right, without prejudice to any other rights or remedies it might have under the law which are reserved, to obtain injunctive relief to restrain any breach or threatened breach by the Executive of this Agreement or otherwise to specifically enforce any provision of this Agreement; provided, however, that such right to injunctive relief does not preclude the Company from seeking monetary damages for a breach by the Executive of this Agreement; provided, further, that in the event of a breach by the Executive of any representation, warranty, covenant or agreement contained in this Agreement, the Company shall be entitled to suspend any payments and benefits set forth in Section 1(b) above not yet paid or provided to the Executive after providing the Executive notice of such breach and the Company shall be permanently relieved of the Company's obligations under Section 1(b) above if the Executive does not cure such breach within 30 days of the date the Company provided such notice to the Executive; and provided, further, that in the event the Company's obligations under Section 1(b) above are suspended or relieved pursuant to the preceding proviso, the Company shall not be precluded from seeking monetary damages from the Executive that exceed the amount of the Company's obligations under Section 1(b) above that are suspended or relieved pursuant to the preceding proviso.


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                (2) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                (3) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (4) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes any and all prior agreements, and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof except as otherwise provided herein.

                (5) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

                (6) Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns. The provisions of Section 2(a) hereof are intended to be for the benefit of, and shall be enforceable by, each Releasee and his, her or its, heirs and representatives.

                (7) Withholding. All payments made by the Company to the Executive pursuant to Section 1(b) of this Agreement shall be reduced by all federal, state, city or other taxes that are required to be withheld pursuant to any law or governmental regulation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    FIDELITY HOLDINGS, INC.


                                    By: DORON COHEN
                                        -----------
                                        Name:
                                        Title:


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                                    EXHIBIT A


         The following could be construed as threatened claims:

         Lawrence Hardge
         Harry Koval
         Master Agents
         Class actions


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